UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 10, 2003

VillageEDOCS
(Exact name of registrant as specified in its chapter)

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California	33-0668917
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(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification Number

14471 Chambers Road, Suite 105, Tustin, California	92780
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 734-1030

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(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective January 1, 2003, certain principals of Corbin & Wertz ("C&W"), the Company's independent auditors, formed Corbin & Company LLP ("C&C"), as a successor public accounting firm and transferred substantially all of C&W's audit and attest clients to C&C.  As a result, on January 10, 2003 the Board of Directors has approved the engagement of C&C by the Company as its independent auditors for the fiscal year ending December 31, 2002.

C&W did not resign or decline to stand for reelection, but were dismissed on January 10, 2003 to allow the appointment of C&C.

During the past two fiscal years ending December 31, 2001, C&W's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. C&W's report was modified to include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with C&W during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during that period of time.

Registrant has provided C&W with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). C&W has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith C&W's letter as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits

Exhibit number	Description
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16.1	Letter from Corbin and Wertz dated January 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VillageEDOCS
(Registrant)

January 14, 2003	/s/ Michael A. Richard
Date	Michael A. Richard
V.P. Controller